EXHIBIT 99.4

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The following table sets forth the capacity factors for our nuclear facilities for the last five years.



                                                                              Year Ended December 31,
                                                           ==============================================================

Capacity Factors of Our Nuclear Facilities                   1997         1998        1999        2000          2001
-------------------------------------------------------    ----------  -----------  ----------  ----------   ------------

Nuclear facilities previously owned by PECO                   90%         86%          93%         92%           93%
Nuclear facilities previously owned by ComEd(1)               49           65          89          93            95

(1) The capacity factors for 1997 through 1999 reflect the shutdown of LaSalle and Zion for portions of the period.


Licenses. We have 40-year operating licenses for each of our nuclear units. We applied to the NRC in July 2001 for extension of the Peach Bottom 2 and 3 licenses and we expect to apply for the extension of the operating license for Dresden 2 and 3 and Quad Cities in 2003. AmerGen is reviewing the potential for license extensions for Oyster Creek and Three Mile Island. Each requested license extension is expected to be for 20 years beyond the current license period. The following table summarizes operating license expiration dates for our nuclear facilities in service.

                                                                                                    Current License
Station                                                      Unit         In-Service Date              Expiration
-------------------------------------------------------    ----------  -----------------------  -------------------------
Braidwood                                                      1              1988                        2026
                                                               2              1988                        2027
Byron                                                          1              1985                        2024
                                                               2              1987                        2026
Dresden                                                        2              1970                        2009
                                                               3              1971                        2011
LaSalle                                                        1              1984                        2022
                                                               2              1984                        2023
Quad Cities                                                    1              1973                        2012
                                                               2              1973                        2012
Limerick                                                       1              1986                        2024
                                                               2              1990                        2029
Peach Bottom                                                   2              1974                        2013
                                                               3              1974                        2014
Salem                                                          1              1977                        2016
                                                               2              1981                        2020



